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                                                                      EXHIBIT 99

                                    PLATINUM
                              SOFTWARE CORPORATION


FOR IMMEDIATE RELEASE

Contacts:      Valerie Brodie
               Platinum Software Corporation
               949/453-4293
               investor_relations@platsoft.com


       PLATINUM SOFTWARE CORPORATION ANNOUNCES FIRST QUARTER 1999 RESULTS

        IRVINE, Calif. -- April 26, 1999 -- Platinum Software Corporation (NASDAQ: PSQL), a leading provider of business performance solutions for mid-sized companies, today reported its financial results for the first quarter of fiscal 1999 ended March 31, 1999. Revenues for the first quarter were $66.1 million. Net income for the quarter was $2.1 million or $0.05 per share. On December 30, 1998, the company changed its fiscal year end from June 30 to December 31. Also on December 31, 1998, the merger with DataWorks Corporation was completed and was accounted for under the purchase method of accounting. As a result, year over year comparisons are not reflected. The quarter ended March 31, 1999 represents the first quarter where results of operations for the combined entities of Platinum Software and DataWorks are presented.

        The company's balance sheet as of March 31, 1999 showed cash, cash equivalents and short-term investments of $47.3 million, accounts receivable of $79.1 million and deferred revenue of $33.3 million.

         "Considering the challenges we faced combining two large, global entities, I'm pleased with our performance and feel we've made significant progress streamlining our operations in only the first three months following the merger. I am particularly pleased with our strong international results and growth rate of our Front Office customer relationship management solutions," said George Klaus, chairman, president and chief executive officer of Platinum Software Corporation. "Moving forward, we believe our pending corporate re-branding and company name change reflects our strengthened position in our chosen market and our continued commitment to provide customers with integrated business performance solutions that help them fuel growth and build competitive advantage."


                                    - More -
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                          Platinum Software Announces First Quarter 1999 Results
                                                                          Page 2

ABOUT PLATINUM SOFTWARE CORPORATION

      Platinum Software Corporation, one of the ten largest enterprise resource planning (ERP) vendors in the world, is the only supplier focused exclusively on providing enterprise business applications to mid-sized corporations. The company's "customer-centric" ERP approach combines its "front office" sales and marketing and customer relationship management applications, with its highly regarded financial applications and manufacturing solutions expertise.

      Founded in 1984, Platinum Software is headquartered in Irvine, California and employs over 1,700 employees globally. The company has over 10,000 enterprise customers worldwide. More information about Platinum Software Corporation, its products and services is available at www.platsoft.com.

                                      # # #

Clientele is a registered trademark of Platinum Software Corporation. Platinum is a registered trademark of Platinum Technology International, Inc. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.

The foregoing statements regarding re-branding and future performance with customers involve risks and uncertainties. As discussed in the Company's annual report on Form 10-K at pages 17-22, the Company's operating results are uncertain and may be impacted by the following factors, among others: the Company's success in integrating the operations, sales forces, and products of the two merging companies; fluctuations in demand for the Company's products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the ability of the Company to expand ERP product offerings; and the discovery of undetected software errors.

                          Platinum Software Announces First Quarter 1999 Results
                                                                          Page 3


                          PLATINUM SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       MARCH 31,     DECEMBER 31,
                       ASSETS                            1999            1998
                                                       ---------     ------------
                                                      (unaudited)
Current assets:
  Cash and cash equivalents                            $  17,432      $  22,175
  Short-term investments                                  29,872         30,511
  Accounts receivable, net                                79,063         84,789
  Inventories                                              1,213            971
  Prepaid expenses and other                              11,118         13,826
                                                       ---------      ---------
          Total current assets                           138,698        152,272
Property and equipment, net                               13,575         13,388
Software development costs, net                            7,014          5,572
Acquired intangible assets, net                           31,683         32,056
Other assets                                               8,529          8,989
                                                       ---------      ---------
                                                       $ 199,499      $ 212,277
                                                       =========      =========
        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $  13,041      $  16,490
  Accrued expenses                                        31,056         39,831
  Deferred revenue                                        33,322         36,845
                                                       ---------      ---------
          Total current liabilities                       77,419         93,166
                                                       ---------      ---------

  Long-term liabilities                                      885          1,116
                                                       ---------      ---------

Stockholders' equity:
  Preferred stock                                          7,501          7,501
  Common stock                                                40             40
  Additional paid-in capital                             233,745        232,042
  Less:  notes receivable from officers                  (11,563)       (11,563)
  Accumulated foreign currency translation
     adjustments                                            (823)          (245)
  Accumulated deficit                                   (107,705)      (109,780)
                                                       ---------      ---------
          Total stockholders' equity                     121,195        117,995
                                                       ---------      ---------
                                                       $ 199,499      $ 212,277
                                                       =========      =========


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                          Platinum Software Announces First Quarter 1999 Results
                                                                          Page 4


                          PLATINUM SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31
                                                               1999       1998
                                                              -------    -------
Revenues:                                                   (unaudited)(unaudited)
  License fees                                                $25,638    $15,410
  Services                                                     38,702     10,828
  Other revenue                                                 1,765        135
                                                              -------    -------
                                                               66,105     26,373
Cost of revenues                                               26,436      7,726
                                                              -------    -------
          Gross profit                                         39,669     18,647
                                                              -------    -------

Operating expenses:
  Sales and marketing                                          20,419     10,292
  Software development                                          4,787      2,943
  General and administrative                                   13,105      1,219
                                                              -------    -------
                                                               38,311     14,454
                                                              -------    -------
          Income from operations                                1,358      4,193
Other income, net                                               1,083        150
                                                              -------    -------
          Income before provision for income taxes              2,441      4,343
Provision for income taxes                                        366          0
                                                              -------    -------
          Net income                                          $ 2,075    $ 4,343
                                                              =======    =======

Basic net income per share                                    $  0.05    $  0.18
                                                              =======    =======

Shares used in computing basic net income per share            40,433     24,713
                                                              =======    =======

Diluted net income per share                                  $  0.05    $  0.15
                                                              =======    =======

Shares used in computing diluted net income per share          41,935     29,945
                                                              =======    =======
